June 9, 1998

                                                                     EXHIBIT 5.1

Jostens, Inc.
5501 Norman Center Drive
Minneapolis, Minnesota  55437

Re:      Jostens, Inc./
         Registration Statement on Form S-8

Ladies/Gentlemen:

I have acted as counsel to Jostens, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of (i) $3,000,000 of the Company's deferred compensation and deferred commission obligations (the "Deferred Obligations") and (ii) 100,000 shares of the Company's Common Stock, $.33-1/3 par value (the "Shares"), issuable under the Company's Deferred Compensation Plan and Deferred Commission Plan (collectively, the "Plans"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 9, 1998 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with my examination, I have assumed the genuiness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

1. The Company has the corporate authority to issue the Deferred Obligations and the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Deferred Obligations, when arising under the Plans in accordance with their respective terms and conditions, will constitute valid and binding obligations of the Company.

3. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plans referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

I express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.


Very truly yours,

/s/ BRIAN K. BEUTNER

Brian K. Beutner
Assistant General Counsel